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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Cornerstone Imaging, Inc., on Form S-8 of our report dated January 30, 1996 and on our audit of the financial statements of Cornerstone Imaging, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in the 1995 Annual Report on Form 10K.

                                             COOPERS & LYBRAND, L.L.P.

San Jose, California
August 2, 1996